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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Triumph Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Triumph Group, Inc.
1550 Liberty Ridge
Suite 100
Wayne, Pennsylvania 19087
(610) 251-1000

Notice of Annual Meeting of Stockholders
To Be Held on July 21, 2003

To the holders of shares of common stock:

        You are invited to be present either in person or by proxy at the annual meeting of stockholders of Triumph Group, Inc. to be held at Triumph's new principal executive offices at 1550 Liberty Ridge, Suite 100, Wayne, Pennsylvania 19087, on Monday, July 21, 2003, beginning at 9:30 a.m., local time, for the following purposes:

  1.
  To elect all seven directors for the coming year;

  2.
  To ratify the selection of Ernst & Young LLP as Triumph's independent auditors for the fiscal year ending March 31, 2004; and

  3.
  To transact any other business as may properly come before the meeting or any postponements or adjournments.

        Management currently knows of no other business to be presented at the meeting. If any other matters come before the meeting, the persons named in the enclosed proxy will vote with their judgment on those matters.

        The board of directors has fixed the close of business on May 30, 2003 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournments. To make sure that your vote is counted, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting in person. A self-addressed, postage paid envelope is enclosed for your convenience. If you do attend the meeting, you may then withdraw your proxy and vote your shares in person. In any event, you may revoke your proxy prior to its exercise. Shares represented by proxies which are returned properly signed but unmarked will be voted in favor of proposals made by Triumph.

By order of the board of directors,

Richard M. Eisenstaedt Secretary

June 17, 2003
Wayne, Pennsylvania

Your vote is important

        Please fill in, date and sign the accompanying proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the meeting. No postage is necessary if the envelope is mailed in the United States.

Triumph Group, Inc.
1550 Liberty Ridge
Suite 100
Wayne, Pennsylvania 19087
(610) 251-1000

Proxy Statement
For 2003 Annual Meeting of Stockholders
To be held on July 21, 2003

General Information

        This proxy statement is sent by the board of directors of Triumph Group, Inc. to solicit proxies to be voted at its annual meeting of stockholders on Monday, July 21, 2003, to be held at 9:30 a.m., local time, at Triumph's new offices at 1550 Liberty Ridge, Suite 100, Wayne, Pennsylvania 19087 and at any adjournments, for the purposes stated in the accompanying notice of the meeting. This proxy statement, the notice and the enclosed proxy card will first be mailed to stockholders entitled to vote on or about June 11, 2003.

        Sending a signed proxy will not affect your right to attend the meeting and vote in person because the proxy is revocable. You have the power to revoke your proxy by, among other methods, giving written notice to the secretary of Triumph at any time before your proxy is exercised or by attending the meeting and voting in person.

        When your proxy card is returned properly signed, your shares will be voted according to your instructions. The board knows of no matters that are likely to be brought before the meeting other than the matters specifically referred to in the notice of the meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the meeting, will be authorized to vote or otherwise act with their judgment in those matters. In the absence of contrary instructions, your shares included on the enclosed proxy will be voted "FOR" the nominees for director stated thereon and "FOR" the ratification of the selection of Ernst & Young LLP as Triumph's independent auditors for the fiscal year ending March 31, 2004.

Solicitation of Proxies

        Triumph will pay for this proxy solicitation. Officers and other regular employees of Triumph may solicit proxies by mail, in person or by telephone or telecopy. These officers and other regular employees will not receive additional compensation. Triumph is required to pay, upon request, the reasonable expenses incurred by record holders of common stock, who are brokers, dealers, banks, voting trustees or other nominees for mailing proxy material and annual stockholder reports to any beneficial owners of common stock they hold of record.

Quorum and Voting Rights

        Holders of record of Triumph's common stock as of the close of business on May 30, 2003, the record date, will be entitled to notice and to vote at the meeting and at any adjournments. Holders of shares of common stock are entitled to vote on all matters brought before the meeting.

        As of the record date, there were 15,844,064 shares of common stock outstanding and entitled to vote on the election of directors and all other matters. Holders of common stock will vote on all matters as a class. Each outstanding share of common stock entitles the holder to one vote. All votes will be counted by National City Bank.

        The presence in person or by proxy of the holders of a majority of the outstanding common stock is necessary to constitute a quorum at the meeting.

        Directors will be elected by a plurality of the votes cast by holders of common stock, voting together as a class, represented in person or by proxy at the meeting. Abstentions in the election of directors will be counted for the purpose of determining whether a quorum is present at the meeting but will not be considered as votes cast. Because directors are elected by a plurality of votes, abstentions will not have an impact on their election.

        The holders of common stock are entitled to cumulate their votes in the election of directors, which means a holder of common stock may cast as many votes in the aggregate as he or she is entitled to vote multiplied by the number of directors to be elected and to cast all votes for one director nominee or distribute these votes among two or more director nominees, as a holder sees fit. Each holder of common stock may indicate his or her preference on the enclosed proxy. If no preference is indicated, that holder's votes will be voted pro rata in favor of all nominees indicated. The holders of common stock may not vote for a greater number of persons than the number of nominees named.

        Ratification of the audit committee's selection of Triumph's auditors and any other matters brought before the meeting, other than the election of directors, will require the favorable vote of a majority of the shares of common stock voting together as a class, represented in person or by proxy at the meeting. Triumph is not aware of any matter, other than as referred to in this proxy statement, to be presented at the meeting. Abstentions in the ratification of the selection of Triumph's auditors and of any other proposals will be counted for the purpose of determining whether a quorum is present at the meeting and as votes cast and will have the effect of a negative vote.

        Broker non-votes for all proposals will not be counted in determining the presence of a quorum and will not be considered as votes cast, and will have no effect on the results of the votes.

Proposal No. 1—Election of Directors

        The board currently consists of seven directors: Richard C. Ill, John R. Bartholdson, Richard C. Gozon, Claude F. Kronk, Joseph M. Silvestri, William O. Albertini and George S. Simpson. At the meeting, the stockholders will elect all seven directors for a term ending at the next annual meeting of stockholders and until that director's successor is duly elected and qualified.

        The table below lists the name of each person nominated by the board to serve as a director for the coming year. All of the nominees are currently directors of Triumph for terms expiring at the meeting. Each nominee has consented to be named as a nominee and, to the knowledge of Triumph, is willing to serve as a director, if elected. Should any of the nominees not remain a nominee at the end of the meeting (a situation which is not anticipated), solicited proxies will be voted in favor of those who remain as nominees and may be voted for substitute nominees. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted pro rata "FOR" the election of Richard C. Ill, John R. Bartholdson, Richard C. Gozon, Claude F. Kronk, Joseph M. Silvestri, William O. Albertini and George S. Simpson.

Nominees	Age	Year First Elected a Director
Richard C Ill	60	1993
John R. Bartholdson	58	1993
Richard C. Gozon	64	1993
Claude F. Kronk	71	1993
Joseph M. Silvestri	41	1994
William O. Albertini	59	1999
George S. Simpson	60	2002

        The principal occupations and qualifications of each of the current directors and each nominee for director are as follows:

        Richard C. Ill has been President and Chief Executive Officer and a director of Triumph since 1993. Mr. Ill is a member of the board of governors of the Aerospace Industry Association, and the advisory board of Outward Bound, USA.

        John R. Bartholdson has been Senior Vice President, Chief Financial Officer and Treasurer and a director of Triumph since 1993. Mr. Bartholdson serves on the board of directors and is chairman of the compensation and audit committees of PBHG Funds, Inc.

        Richard C. Gozon has been a director of Triumph since 1993. Mr. Gozon retired on March 31, 2002 from his position as Executive Vice President of Weyerhaeuser Company, a position which he held in excess of five years. Weyerhaeuser Company is primarily an international forest products company. Mr. Gozon serves on the board of directors of U.G.I. Corporation, AmerisourceBergen Corporation and AmeriGas Partners, L.P.

        Claude F. Kronk has been a director of Triumph since 1993. Mr. Kronk retired on January 1, 1998 from his position as Vice Chairman and Chief Executive Officer of J&L Specialty Steel, Inc., a position which he held in excess of five years. J&L Specialty Steel, Inc. is primarily a manufacturer of flat rolled stainless steel in the United States. Mr. Kronk serves on the board of directors of Cold Metal Products, Co.

        Joseph M. Silvestri has been a director of Triumph since 1994. Mr. Silvestri has been employed by Citicorp Venture Capital, Ltd. since 1990 and has been a Vice President since 1995. Citicorp Venture Capital, Ltd. is a private equity investment company. Mr. Silvestri serves on the board of directors of Euramax International, Inc., MacDermid, Incorporated and Delco Remy International, Inc.

        William O. Albertini has been a director of Triumph since May 1999. Mr. Albertini was Executive Vice President and Chief Financial Officer of Bell Atlantic Corp. from 1991 through 1997. In 1997, Mr. Albertini became Executive Vice President and Chief Financial Officer of Bell Atlantic Global Wireless, a wireless communication company, and remained in that position until his retirement on April 30, 1999. Mr. Albertini serves on the board of directors of BlackRock Inc., Midwest Independent Transmission Service Operator, Inc. and Charming Shoppes, Inc.

        George S. Simpson has been a director of Triumph since 2002. Mr. Simpson retired in September, 2001 from his position as Chief Executive Officer of Marconi Corporation plc, formerly GEC plc, a position which he held since September 1996. Marconi Corporation plc is a communications and information technology company. Mr. Simpson serves on the board of directors of Nestlé SA and Alstom SA.

        The board recommends that stockholders vote "FOR" each of the nominees. The seven nominees receiving the highest number of affirmative votes will be elected as directors.

Meetings and Committees of the Board

        The board held five (5) meetings during Triumph's fiscal year ended March 31, 2003 and also acted by unanimous consents in writing. Each of Triumph's directors attended at least 75% of the aggregate of all meetings of the Board during the fiscal year ended March 31, 2003. In addition, each of Triumph's directors attended at least 75% of the aggregate of all meetings of all committees of the Board, of which he was a member, held during the fiscal year ended March 31, 2003. The standing committees of the board are the audit committee, the compensation committee and the nominating committee. Triumph does not have an executive committee.

        The audit committee, consisting of Messrs. Albertini, Gozon and Simpson, met four (4) times during the last fiscal year. Triumph's board adopted a charter for the audit committee in April 2000. A copy of the charter is included as an appendix to this proxy statement. The audit committee communicates and receives information directly from Triumph's independent auditors. The compensation committee, consisting of Messrs. Gozon, Kronk and Silvestri, met once during the last fiscal year. The compensation committee periodically reviews and evaluates the compensation of Triumph's officers, administers Triumph's 1996 Stock Option Plan and establishes guidelines for compensation of other personnel. The nominating committee, consisting of Messrs. Kronk, Gozon and Ill (ex-officio), met once during the last fiscal year. The nominating committee will not consider nominees for director recommended by stockholders.

Compensation of Directors

        Directors who are also employees of Triumph do not receive additional compensation for serving as directors. Each director who is not an employee of Triumph receives an annual fee of $15,000 and a fee of $1,000 for attendance at each board meeting (unless held by telephone conference call) and $500 for each committee meeting (unless held in connection with a board meeting or held by telephone conference call). Each director who is not an employee of Triumph is entitled to receive options to purchase shares of common stock under Triumph's directors' stock option plan. Any options granted under the directors' plan are in addition to other compensation paid to those directors. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the board or its committees.

Report of Audit Committee

        The audit committee of the board of directors is composed of three independent directors and operates under a written charter adopted by the board. All members of the audit committee are "independent" as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. The members of the audit committee are not professionally engaged in the practice of auditing or accounting nor are they experts in the fields of auditing or accounting, including in respect of auditor independence. However, all committee members are financially literate. Mr. Albertini is the audit committee's designated "financial expert" and is considered "independent" as defined in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

        Management is responsible for Triumph's internal controls and the financial reporting process, including the presentation and integrity of our financial statements. Triumph's independent auditors are responsible for performing an independent audit of our financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes on behalf of the board of directors. The audit committee also selects and approves the compensation of our independent auditors.

        In fiscal 2003, the audit committee met and held private discussions with management, the independent auditors and the accounting firm engaged to serve as Triumph's internal auditors. In addition, the members of the audit committee reviewed (independently or collectively) Triumph's financial statements before such statements were filed with the SEC in Triumph's periodic reports on Forms 10-Q and 10-K and all press releases containing earnings reports. Management represented to the audit committee that Triumph's financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the audit committee reviewed and discussed the financial statements with management and the independent auditors. The audit committee also discussed with the independent auditors the matters required to be discussed by Statements on Auditing Standards No. 61, Communication with Audit Committees.

        Triumph's independent auditors, Ernst & Young LLP, also provided to the audit committee the written disclosures required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the audit committee its independence. The audit committee also considered the compatibility of non-audit services with Ernst & Young LLP's independence. Based on these discussions and disclosures, the audit committee concluded that Ernst & Young LLP is independent from Triumph and its management.

        Based on the audit committee's discussion with management and the independent auditors and its review of the representation of management and the report of the independent auditors to the audit committee, the audit committee recommended that the board include the audited financial statements in Triumph's Annual Report on Form 10-K for the year ended March 31, 2003, to be filed with the SEC.

                      Audit Committee

                      William O. Albertini (Chairman)
                      Richard C. Gozon
                      George S. Simpson

        This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act except to the extent that Triumph specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

Executive Compensation

        The following table summarizes the compensation paid to the President and Chief Executive Officer and to each of the four most highly compensated executive officers of Triumph and its operating locations, other than the President and Chief Executive Officer, for the fiscal years ended March 31, 2003, 2002 and 2001.

        "Bonus" consists of cash bonuses earned in the fiscal year identified, of which only a portion was paid in that year to Messrs. Ill and Bartholdson at their request and the balance was deferred.

        "Other Annual Compensation" reflects amounts contributed by Triumph to its 401(k) Plan for the benefit of the named employee.

        "All Other Compensation" consists of, imputed income related to Triumph's Supplemental Executive Retirement Plan ("SERP"), imputed income related to group term life insurance and tax preparation allowances.

Summary Compensation Table

			Annual Compensation			Long Term Compensation Awards
Name and Position	Year		Salary	Bonus	Other Annual Compensation	Restricted Stock Awards		All Other Compensation(1)
Richard C. Ill President and Chief Executive Officer	2003 2002 2001		$510,000 480,000 450,000	$175,000 312,000 540,000	$5,725 5,325 5,663	$0 0 656,625	(4)	$15,201 15,551 10,553	(2) (3) (5)
John R. Bartholdson Senior Vice President, Chief Financial Officer and Treasurer	2003 2002 2001		$395,000 375,000 350,000	$135,000 225,000 385,000	$5,500 5,241 5,297	$0 0 386,250	(8)	$12,916 12,269 8,210	(6) (7) (9)
Lawrence J. Resnick Vice President	2003 2002 2001	(12)	$241,500 233,500 216,251	$100,000 110,000 179,200	$5,483 4,880 5,362	$0 0 0		$917 1,075 420	(10) (11) (13)
Richard M. Eisenstaedt Vice President, General Counsel and Secretary	2003 2002 2001		$212,000 202,000 193,000	$60,000 110,000 135,100	$5,575 5,168 5,179	$0 0 0		$2,875 2,875 2,740	(14) (15) (16)
Kevin E. Kindig Vice President and Controller	2003 2002 2001		$150,000 130,000 120,000	$60,000 50,000 70,000	$4,500 3,900 3,600	$0 0 0		$739 582 525	(17) (18) (19)

(1)
Amounts included in this column which relate to compensation received in connection with the SERP represent the income imputed to each executive officer for each of the years shown. The SERP was amended effective January 1, 2003. See the discussion under the "Supplemental Executive Retirement Plan."

(2)
Includes: (i) $8,049, representing income imputed to the executive officer pursuant to the SERP; (ii) $4,902, representing income imputed to the executive officer under Triumph's group term life insurance policy; and (iii) a tax preparation allowance of $2,250.

(3)
Includes: (i) $8,049, representing income imputed to the executive officer pursuant to the SERP; (ii) $4,902, representing income imputed to the executive officer under Triumph's group term life insurance policy; and (iii) a tax preparation allowance of $2,600.

(4)
Mr. Ill was granted an aggregate of 17,000 shares of restricted common stock on January 3, 2001. Such shares had a value of $381,650 at the end of fiscal 2003. The shares vest over three years as follows: 5,666 vested on January 3, 2002; 5,667 vested on January 3, 2003; and 5,667 will vest on January 3, 2004. Triumph will not pay dividends on the shares of restricted stock.

(5)
Includes: (i) $5,651, representing income imputed to the executive officer pursuant to the SERP; and (ii) $4,902, representing income imputed to the executive officer under Triumph's group term life insurance policy.

(6)
Includes: (i) $6,796, representing income imputed to the executive officer pursuant to the SERP; (ii) $3,870, representing income imputed to the executive officer under Triumph's group term life insurance policy; and (iii) a tax preparation allowance of $2,250.

(7)
Includes: (i) $6,199, representing income imputed to the executive officer pursuant to the SERP; (ii) $3,870, representing income imputed to the executive officer under Triumph's group term life insurance policy; and (iii) a tax preparation allowance of $2,200.

(8)
Mr. Bartholdson was granted an aggregate of 10,000 shares of restricted common stock on January 3, 2001. Such shares had a value of $224,500 at the end of fiscal 2003. The shares vest over three years as follows: 3,333 vested on January 3, 2002; 3,334 vested on January 3, 2003; and 3,333 will vest on January 3, 2004. Triumph will not pay dividends on the shares of restricted stock.

(9)
Includes: (i) $4,340, representing income imputed to the executive officer pursuant to the SERP; and (ii) $3,870, representing income imputed to the executive officer under Triumph's group term life insurance policy.

(10)
Includes: (i) $287, representing income imputed to the executive officer pursuant to the SERP; and (ii) $630, representing income imputed to the executive officer under Triumph's group term life insurance policy.

(11)
Includes: (i) $287, representing income imputed to the executive officer pursuant to the SERP; and (ii) $788, representing income imputed to the executive officer under Triumph's group term life insurance policy.

(12)
Mr. Resnick became a Vice President of Triumph on August 1, 2000. Previously, Mr. Resnick was the President of Triumph Controls, Inc., one of Triumph's operating locations.

(13)
Represents income imputed to the executive officer under Triumph's group term life insurance policy.

(14)
Includes: (i) $553, representing income imputed to the executive officer pursuant to the SERP; and (ii) $2,322, representing income imputed to the executive officer under Triumph's group term life insurance policy.

(15)
Includes: (i) $553, representing income imputed to the executive officer pursuant to the SERP; and (ii) $2,322, representing income imputed to the executive officer under Triumph's group term life insurance policy.

(16)
Includes: (i) $418, representing income imputed to the executive officer pursuant to the SERP; and (ii) $2,322, representing income imputed to the executive officer under Triumph's group term life insurance policy.

(17)
Includes: (i) $109, representing income imputed to the executive officer pursuant to the SERP; and (ii) $630, representing income imputed to the executive officer under Triumph's group term life insurance policy.

(18)
Includes: (i) $109, representing income imputed to the executive officer pursuant to the SERP; and (ii) $473, representing income imputed to the executive officer under Triumph's group term life insurance policy.

(19)
Includes: (i) $105, representing income imputed to the executive officer pursuant to the SERP; and (ii) $420, representing income imputed to the executive officer under Triumph's group term life insurance policy.

Option Grants In Last Fiscal Year

        The following table lists, for each of the named executive officers, information about options granted under the 1996 stock option plan during the fiscal year ended March 31, 2003.

        The following options were granted on April 19, 2002. The options vest in four equal installments on each of the first, second, third and fourth anniversaries of the grant date.

        The exercise price for each option is equal to the fair market value of the common stock on the date of grant.

        Potential realizable value is based on the assumed annual growth rates listed, compounded annually for the ten-year option term.

        The dollar amounts set forth under this heading are the results of calculations required by the SEC and are not intended to forecast possible future appreciation, if any, of the value of the common stock.

	Individual Grants
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value At Assumed Annual Rates of Stock Appreciation for Option Term
			Exercise or Base Price ($/sh)	Expiration Date
Name					5%	10%
Richard C. Ill	20,000	9.57%	$44.91	4/19/12	$564,873.15	$1,431,499.48
John R. Bartholdson	20,000	9.57%	$44.91	4/19/12	$564,873.15	$1,431,499.48
Lawrence J. Resnick	10,000	4.78%	$44.91	4/19/12	$282,436.57	$715,749.73
Richard M. Eisenstaedt	10,000	4.78%	$44.91	4/19/12	$282,436.57	$715,749.73
Kevin E. Kindig	6,000	2.87%	$44.91	4/19/12	$169,461.95	$429,449.84

Fiscal Year End Option Values

        The following table lists, for each of the named executive officers, information about the value of unexercised options at March 31, 2003.

        The fair market value of "in-the-money" options was calculated based on the difference between the exercise price of the options held and the closing price per share for common stock on the NYSE of $22.45 on March 31, 2003, multiplied by the number of options held.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#) Exercisable/ Unexercisable	Value of Underlying In-the-Money Options at Fiscal Year End ($) Exercisable/Unexercisable
Richard C. Ill	0	0	73,000/40,000	$120,750/0
John R. Bartholdson	0	0	73,000/40,000	$120,750/0
Lawrence J. Resnick	0	0	39,242/20,125	$82,341/0
Richard M. Eisenstaedt	0	0	22,750/19,250	$34,500/0
Kevin E. Kindig	0	0	17,500/14,500	$34,500/0

Supplemental Executive Retirement Plan

        Triumph adopted a Supplemental Executive Retirement Plan ("SERP") in 1999 for certain executive employees, including the named executive officers. The SERP was amended effective January 1, 2003. SERP benefits are payable upon normal retirement, which is age 65. Early retirement benefits are available with an actuarial reduction for early commencement.

        The compensation committee determines the annual benefit for each participant and designs the individualized SERP packages accordingly. The maximum annual SERP benefit payable at age 65 for Messrs. Ill, Bartholdson, Resnick, Eisenstaedt and Kindig is $360,515; $311,854; $54,132; $45,321; and $19,749, respectively.

        These benefits are fixed amounts, but are subject to change with the approval of the compensation committee. The SERP is considered unfunded for tax purposes and for purposes of Title I of ERISA.

Employment Agreements

        Triumph entered into new employment agreements with Richard C. Ill and John R. Bartholdson, effective January 1, 2003, pursuant to which Messrs. Ill and Bartholdson serve as President and Chief Executive Officer and as Senior Vice President and Chief Financial Officer, respectively, of Triumph through December 31, 2006, unless earlier terminated by the board or, in certain circumstances following a change in control transaction, by the executive. These agreements provide for an annual salary to Mr. Ill of not less than $510,000 and to Mr. Bartholdson of not less than $395,000, plus incentive compensation as determined by the board or the compensation committee, by authority delegated by the board, and comparable benefits and perquisites given to other members of senior management. The annual base salaries of Messrs. Ill and Bartholdson are subject to increases as shall be approved by the board, with such increases constituting the new base salaries of Messrs. Ill and Bartholdson for purposes of their respective employment agreements. Messrs. Ill and Bartholdson are entitled to severance and other payments following the earlier termination of employment by Triumph or upon termination by the executive following a change in control of Triumph. The executive may terminate his employment following a change in control transaction, if as a result of this change in control, the executive in good faith is unable to carry out his duties and responsibilities, the executive is required to accept a material reduction in his duties and responsibilities, or a geographical relocation, the executive's current base salary, incentive compensation or benefits and perquisites are reduced, the successor company fails to assume the executive's employment agreement, or any other material breach by Triumph or the successor company under the executive's employment agreement. In the event of any early termination (other than for "cause," death or disability), Messrs. Ill and Bartholdson are entitled to receive a severance payment from Triumph equal to one-twelfth of their respective salaries for 24 months, to fully vested rights in the SERP (or in any replacement or supplemental plan designed to provide such benefits) and the acceleration of any unvested stock options, and the termination of any forfeiture provisions applicable to restricted stock. Messrs. Ill and Bartholdson are required to devote substantially all of their time and effort during normal business hours (reasonable sick leave and vacations excepted) to the business and affairs of Triumph.

        Triumph has also entered into employment agreements with each of Richard M. Eisenstaedt and Lawrence J. Resnick, effective January 1, 2003. Pursuant to his employment agreement, Mr. Eisenstaedt serves as Vice President and General Counsel of Triumph through December 31, 2006, unless earlier terminated by the board or, in certain circumstances following a change in control transaction, by the executive. Pursuant to his employment agreement, Mr. Resnick serves as Vice President of Triumph through December 31, 2006, unless earlier terminated by the board, or in certain circumstances following a change in control transaction by the executive.

        These agreements provide for an annual salary to Mr. Eisenstaedt of not less than $212,000 and to Mr. Resnick of not less than $241,600, plus incentive compensation as determined by the board or the compensation committee, by authority delegated by the board, and comparable benefits and perquisites given to other members of senior management. The annual base salaries of Messrs. Eisenstaedt and Resnick are subject to increases as shall be approved by the board, with such increases constituting the new base salaries of Messrs. Eisenstaedt and Resnick for purposes of their respective employment agreements. Messrs. Eisenstaedt and Resnick are entitled to severance and other payments following the earlier termination of employment by Triumph or upon termination by the executive following a change in control of Triumph. The executive may terminate his employment following a change in control transaction, if as a result of this change in control, he in good faith is unable to carry out his duties and responsibilities, he is required to accept a material reduction in his duties and responsibilities, or a geographical relocation, the executive's current base salary, incentive compensation or benefits and perquisites are reduced, the successor company fails to assume his employment agreement, or any other material breach by Triumph or the successor company under the executive's employment agreement. In the event of any early termination (other than for "cause", death or disability), Messrs. Eisenstaedt and Resnick are entitled to receive a severance payment from Triumph equal to one-twelfth of their salaries for 24 months, to fully vested rights in the SERP (or in any replacement or supplemental plan designed to provide such benefits), and the acceleration of any unvested stock options. Mr. Eisenstaedt and Mr. Resnick are required to devote substantially all of their time and effort during normal business hours (reasonable sick leave and vacations excepted) to the business and affairs of Triumph.

Report of Compensation Committee on Executive Compensation

Overall Policy

        Triumph's executive compensation program is designed to be closely linked to corporate performance and results. To this end, Triumph has developed an overall compensation plan to provide its executive officers with the opportunity to earn cash compensation plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for Triumph's stockholders. Triumph's compensation strategy is to place the major portion of total compensation at risk in the form of annual incentives and long-term, stock-based compensation programs. The overall objectives of this strategy are to attract and retain the best and most experienced executive talent, to motivate these executives to achieve the goals inherent in Triumph's business strategy, to link executive and stockholder interests through equity-based plans and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

        The compensation committee receives from time to time comprehensive data and analyses from independent compensation consultants who evaluate Triumph's compensation program against industry and peer group norms. Triumph seeks to offer base salaries for Triumph's executive officers at levels that are competitive with its industry group, that is, companies of similar size in the aviation and general manufacturing industries. In addition, Triumph provides significant incentive opportunities for its executive officers. Triumph's target for total cash compensation opportunities (salary plus bonus) is between the median and the 75th percentile for its industry group, with significant variability based on company-wide, business unit and individual performance. Triumph's annual incentive plan for executive officers is tied to business plans using a performance matrix based on consolidated return on operating assets, operating income and earnings per share. For the two most highly compensated executive officers, Triumph's target for annual incentive awards, as a percentage of annual base compensation, is 60% and 55%, respectively, and their maximum annual incentive awards are 120% and 110%, respectively. Triumph's other executive officers have annual incentive award opportunities which are determined by the executive officer's job function and level within Triumph. The actual award is established by the President and Chief Executive Officer of Triumph based on the performance of Triumph and the individual, subject to the review and approval of the compensation committee. Stock options are awarded to executive officers and other management employees to align the interest of Triumph's management with those of its stockholders.

        The compensation committee determines the compensation of Richard C. Ill, the President and Chief Executive Officer of Triumph, and of John R. Bartholdson, the Senior Vice President, Chief Financial Officer and Treasurer of Triumph. In addition, the board reviews the compensation proposed to be awarded by Messrs. Ill and Bartholdson to Triumph's other executive officers and the presidents of each of Triumph's operating locations.

        As discussed above, the key elements of Triumph's executive compensation consist of base salary, annual bonus, and options granted under Triumph's option plans. The compensation committee's policies for each of these elements, including the basis for the compensation awarded to Mr. Ill, Triumph's President and Chief Executive Officer, are discussed below.

        In addition, while the elements of compensation described below are considered separately, the compensation committee takes into account the full compensation package afforded by Triumph to the individual, including matching under its 401(k) plan, insurance and other benefits including the individual's participation in the SERP and Triumph's company-owned life insurance program, as well as the programs described below.

Base Salaries

        Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies in Triumph's industry group. Annual salary adjustments are determined by evaluating the performance of Triumph and of each executive officer, and also take into account new responsibilities.

        For the base salary granted to Mr. Ill for the fiscal year ended March 31, 2003, the compensation committee took into account a comparison of base salaries of chief executive officers of Triumph's industry group, Triumph's success in meeting its financial objectives in this fiscal year, the success of Triumph's financial performance compared with similar companies engaged in providing products and services to the aviation industry, the economic conditions encountered within the aviation industry generally, the performance of the common stock and the ability of Triumph to enhance stockholder value generally and the assessment by the compensation committee of Mr. Ill's individual performance. The compensation committee also took into account the longevity of Mr. Ill's service to Triumph and its belief that Mr. Ill is an excellent representative of Triumph to the public by virtue of his stature in the community and the industry. Mr. Ill was granted a base salary of $510,000 for the fiscal year ended March 31, 2003.

Annual Bonus

        Incentive compensation awards to executive officers under Triumph's annual bonus program constitute performance-based compensation. At the 2002 annual meeting of stockholders, Triumph received stockholder approval of the material terms of performance goals for the incentive compensation awards to be awarded to Triumph's executive officers during the next five years. As a result, Triumph is now able to receive tax deductions for annual bonuses awarded to executive officers until the 2007 annual meeting. Triumph intends in the future to fully comply with the requirements for full deductibility. However, the compensation committee reserves the right to authorize compensation that may not be fully deductible if it determines that it is in the best interest of Triumph to do so.

        Triumph's executive officers are eligible for an annual cash bonus. The corporate performance measure for bonus payments is tied to earnings per share. Where appropriate, individual non-financial performance measures are considered in determining bonuses.

        For the two most highly compensated executive officers, Triumph's target for annual incentive awards, as a percentage of annual base compensation, is 60% and 55%, respectively, and their maximum annual incentive awards are 120% and 110%, respectively. No payment under the annual incentive plan to any one executive officer in any fiscal year shall exceed $1.5 million.

        Triumph did not meet its planned levels of performance for the year in earnings per share goals for the fiscal year ended March 31, 2003. As the financial performance goals were not met, Mr. Ill's bonus was reduced to $175,000 for fiscal year ended March 31, 2003, which is a decrease of 44% from the prior year's bonus of $312,000.

Stock Options

        Under the 1996 stock option plan, stock options may be granted to Triumph's executive officers as well as its other employees. The compensation committee sets guidelines for the size of stock option awards based on similar factors, including competitive compensation data, as are used to determine base salaries and annual bonus. In the event of poor corporate performance, the compensation committee may elect not to award options.

        Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the common stock on the date of grant, vest over four years and may be exercised for up to ten years from the date of grant. This approach is designed to incentivize the creation of stockholder value over the long term because the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

        During the fiscal year ended March 31, 2003, 66,000 options to purchase shares of common stock were granted to executive officers of Triumph. The compensation committee believes that significant equity interests in Triumph held by Triumph's management align the interests of stockholders and management.

Restricted Stock

        Effective January 3, 2001, the compensation committee awarded 17,000 shares and 10,000 shares of restricted stock to Messrs. Ill and Bartholdson, respectively. The awards were in recognition of the significant growth of Triumph under their leadership and, in the opinion of the committee, brings the overall compensation for these two executives in line with senior executives at other companies in Triumph's peer group that demonstrate superior performance. As of March 31, 2003, 11,333 shares of Mr. Ill's restricted stock and 6,667 shares of Mr. Bartholdson's restricted stock were vested.

        The restricted stock awards are each subject to full or partial forfeiture, in the manner set forth in the restricted stock award, if the respective executive voluntarily resigns from Triumph within three (3) years of the grant.

Conclusion

        Through the programs described above, a significant portion of Triumph's executive compensation is linked directly to individual and corporate performance and stock price performance relative to that of the overall market as well as the industry index. The compensation committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                      Compensation Committee

                      Richard C. Gozon (Chairman)
                      Claude F. Kronk
                      Joseph M. Silvestri

        This report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act except to the extent that Triumph specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed soliciting material.

Compensation Committee Interlocks and Insider Participation

        The compensation committee of the board is composed of Richard C. Gozon, Claude F. Kronk and Joseph M. Silvestri. None of the members of the compensation committee are officers or employees of Triumph or any of its subsidiaries nor have any of them ever been officers or employees of Triumph or any of its subsidiaries during the fiscal year ended March 31, 2003.

Security Ownership of Principal Stockholders and Management

Management

        As of May 31, 2003, the following nominees for director, the following executive officers, all directors and executive officers as a group, and the following 5% beneficial owners, were known to Triumph to be beneficial owners (as defined in regulations issued by the SEC) of the outstanding common stock shown below.

        A person is deemed to be the beneficial owner of securities that can be acquired by that person within 60 days from the date of this proxy statement upon the exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by that person (but not those held by any other person) and that are exercisable within 60 days from the date of this proxy statement have been exercised.

        Unless otherwise indicated, the address of each person identified is c/o 1550 Liberty Ridge, Suite 100, Wayne, Pennsylvania 19087.

        Unless otherwise noted, Triumph believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

        The percent of total shares outstanding is based upon outstanding shares of common stock.

	Shares Beneficially Owned
Name	Number	Percent of Total Shares Outstanding
Richard C. Ill(1)	275,193	1.7%
John R. Bartholdson(2)(3)	241,176	1.6%
Lawrence J. Resnick(4)	106,387	*
Richard M. Eisenstaedt(5)	30,000	*
Kevin E. Kindig(6)(7)	42,763	*
Richard C. Gozon(8)	74,930	*
Claude F. Kronk(9)	68,804	*
Joseph M. Silvestri(10)(11)	27,144	*
William O. Albertini(12)	19,335	*
George S. Simpson(13)	10,000	*
Citicorp Venture Capital, Ltd.(14) 399 Park Avenue New York, NY 10043	1,206,135	7.6%
Merrill Lynch & Co., Inc. (15) World Financial Center, North Tower 250 Vesey Street New York, NY 10381	1,080,000	6.8%
Private Capital Management, Inc. (16) 3003 Tamiami Trail North Naples, FL 34103	2,497,697	15.8%
All executive officers and directors as a group (10 persons)	886,247	5.6%

*
Less than one percent.

(1)
Mr. Ill currently holds stock options to purchase 88,000 shares of common stock, which options may be exercised in the next 60 days. This amount also includes 17,000 shares of restricted common stock, 11,333 of which have vested by May 31, 2003.

(2)
Mr. Bartholdson currently holds stock options to purchase 88,000 shares of common stock, which options may be exercised in the next 60 days. This amount also includes 10,000 shares of restricted common stock, 6,667 of which have vested by May 31, 2003.

(3)
Mr. Bartholdson disclaims beneficial ownership of 4,150 shares of common stock beneficially owned by his daughter.

(4)
Mr. Resnick currently holds options to purchase 46,117 shares of common stock, which options may be exercised in the next 60 days.

(5)
Mr. Eisenstaedt currently holds stock options to purchase 29,000 shares of common stock, which options may be exercised in the next 60 days.

(6)
Mr. Kindig currently holds stock options to purchase 22,000 shares of common stock, which options may be exercised in the next 60 days.

(7)
Mr. Kindig disclaims beneficial ownership of 210 shares of common stock beneficially owned by his children.

(8)
Mr. Gozon currently holds stock options to purchase 3,835 shares of common stock, which options may be exercised in the next 60 days.

(9)
Mr. Kronk currently holds stock options to purchase 3,835 shares of common stock, which options may be exercised in the next 60 days.

(10)
Mr. Silvestri currently holds stock options to purchase 3,835 shares of common stock, which options may be exercised in the next 60 days.

(11)
Mr. Silvestri disclaims beneficial ownership of the shares of common stock held by Citicorp Venture Capital, Ltd.

(12)
Mr. Albertini currently holds stock options to purchase 4,335 shares of common stock, which options may be exercised in the next 60 days.

(13)
Mr. Simpson currently holds stock options to purchase 0 shares of common stock, which options may be exercised in the next 60 days.

(14)
On June 13, 2003, Triumph filed a Registration Statement on Form S-3 registering all 1,206,135 shares of common stock held by Citicorp Venture Capital, Ltd.

(15)
According to the Schedule 13G/A filed with the SEC by Merrill Lynch & Co., Inc.

(16)
According to the Schedule 13G/A filed with the SEC by Private Capital Management, Inc.

Principal Stockholders

        As of May 31, 2003, each of the following persons was known to Triumph to be a beneficial owner of more than five percent of the outstanding common stock.

        The information in this table was furnished by Citicorp Venture Capital, Ltd. to Triumph, and by Merrill Lynch & Co., Inc. and Private Capital Management, Inc. in their Schedule 13G/As filed with the SEC.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common stock	Citicorp Venture Capital, Ltd. 399 Park Avenue New York, NY 10043	1,206,135	7.6%
Common stock	Merrill Lynch & Co., Inc. World Financial Center, North Tower New York, NY 10381	1,080,000	6.8%
Common stock	Private Capital Management, Inc. 3003 Tamiami Trail North Naples, FL 34103	2,497,697	15.8%

Performance Graph

        The following graph compares the percentage change in cumulative total stockholder return on the common stock, on a quarterly basis, from March 31, 1998 to the present with the cumulative total return over the same period of (i) the Aerospace/Defense Industry Index published by Standard & Poor's and (ii) the Russell 2000 index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG TRIUMPH GROUP, INC., THE RUSSELL 2000 INDEX
AND THE S & P AEROSPACE & DEFENSE INDEX

*$100 Invested on 3/31/98 in stock or index—including reinvestment of dividends. Fiscal year ending March 31.

Copyright © 2002. Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm.

        Triumph has not paid cash dividends on its common stock. Historic stock price is not indicative of future stock price performance.

Proposal No. 2—Ratification of Selection of Auditors

        The audit committee has selected Ernst & Young LLP as Triumph's independent auditors for the fiscal year ending March 31, 2004 and the stockholders are asked to ratify this selection. Ernst & Young LLP has served as the independent public auditors for Triumph since 1993. All audit services provided by Ernst & Young LLP are approved by the audit committee. Ernst & Young LLP has advised Triumph that it has no direct or material indirect interest in Triumph or its affiliates. Representatives of Ernst & Young LLP are expected to attend the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The favorable vote of a majority of shares of common stock entitled to vote at the meeting, voting together as a class, is required to approve the ratification of the selection of auditors.

Audit Fees

        Ernst & Young LLP's fees associated with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q, a registration statement filed with the Securities and Exchange Commission and accounting consultation for the fiscal years ended March 31, 2003 and March 31, 2002 were $686,400 and $582,200, respectively.

Audit-Related Fees

        Ernst & Young LLP's fees for the fiscal years ended March 31, 2003 and March 31, 2002 for assurance and related services that were reasonably related to the performance of the audits or reviews of Triumph's financial statements were $165,000 and $110,497, respectively. These services consisted of an audit of Triumph's 401(k) Plan and financial due diligence in connection with certain acquisitions.

Tax Fees

        Ernst & Young LLP's fees for the fiscal years ended March 31, 2003 and March 31, 2002 for tax compliance, tax advice and tax planning were $59,665 and $43,495, respectively. These services consisted of tax consulting.

All Other Fees

        Ernst & Young LLP's fees for the fiscal years ended March 31, 2003 and March 31, 2002 for professional services other than audit services, assurance and related services with respect to audits or reviews and tax services were $0 and $5,035, respectively. These services consisted of various services for international operations.

        The audit committee pre-approved the engagement of Ernst & Young LLP to render the audit and the permitted non-audit services described above. Triumph's audit committee has determined that Ernst & Young LLP's rendering of all other non-audit services is compatible with maintaining auditor independence.

        The board recommends that stockholders vote "FOR" the ratification of Ernst & Young LLP as independent auditors for the fiscal year ending March 31, 2004.

General and Other Matters

        The board knows of no matter, other than as referred to in this proxy statement, which will be presented at the meeting. However, if other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them with their judgment in those matters.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires Triumph's directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of Triumph's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Triumph. Directors, officers and 10% holders are required by SEC regulations to send Triumph copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms sent to Triumph and the representations made by the reporting persons to Triumph, Triumph believes that during the fiscal year ended March 31, 2003, its directors, officers and 10% holders complied with all filing requirements under Section 16(a) of the Exchange Act, provided, however, Joseph M. Silvestri filed one Form 4 late, which reported one transaction and George S. Simpson filed one Form 4 late, which reported one transaction.

Stockholder Proposals—2004 Annual Meeting

        Proposals of stockholders intended to be presented at the annual meeting of stockholders in 2004 must be received by February 12, 2004 to be considered for inclusion in Triumph's proxy statement and form of proxy relating to that meeting. If any stockholder wishes to present a proposal to the 2004 annual meeting of stockholders that is not included in Triumph's proxy statement for that meeting and fails to submit that proposal to the Secretary of Triumph on or before April 27, 2004, then Triumph will be allowed to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in its proxy statement. Stockholder proposals should be directed to the Secretary, at the address of Triumph set forth on the first page of this proxy statement.

Householding of Proxy Materials

        Certain stockholders who share the same address may receive only one copy of the Proxy Statement and Triumph's 2003 Annual Report to Stockholders in accordance with a notice delivered earlier this year from such stockholders' bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as "householding," is designed to reduce printing and postage costs. Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the Proxy Statement or the Annual Report, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting Triumph by telephone at (610) 251-1000 or in writing at 1550 Liberty Ridge, Suite 100, Wayne, PA 19087, Attention: Secretary. Stockholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder, and their account information.

Annual Report on Form 10-K

        Triumph will promptly provide without charge to each person solicited by this proxy statement, on the written request of any such person, a copy of Triumph's annual report on Form 10-K for the fiscal year ended March 31, 2003 including financial statements and the schedules thereto. Such written and any oral requests should be directed to Triumph at 1550 Liberty Ridge, Suite 100, Wayne, PA 19087, (610) 251-1000 Attention: Secretary.

By order of the board of directors,
Richard M. Eisenstaedt Secretary

June 17, 2003

APPENDIX A

TRIUMPH GROUP, INC.
AUDIT COMMITTEE CHARTER

Organization

        This charter governs the operation of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and Triumph Group, Inc ("Triumph"). Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and Triumph and shall meet the other independence requirements for serving on audit committees as set forth in the NYSE's listed company manual. All committee members shall be financially literate and at least one member shall have accounting or related financial management expertise.

Statement of Policy

        The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to Triumph's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of Triumph's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of Triumph. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records facilities, and personnel of Triumph and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

        The primary responsibility of the audit committee is to oversee Triumph's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing Triumph's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practice, and ethical behavior.

        The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

  •
  The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representative of Triumph's shareholders. The committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and Triumph and shall ensure the Committee's receipt from the independent auditors of the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of Triumph's independent auditors, subject to shareholders' approval.

A-1

  •
  The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including Triumph's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the result of their examinations.

  •
  The committee shall review the interim financial statements with management and the independent auditors prior to the filing of Triumph's Quarterly Report on Form 10-Q. Also the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

  •
  The committee shall review with management and the independent auditors the financial statements to be included in Triumph's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

  •
  The Committee shall issue annually a report to be included in Triumph's proxy statement for its annual meeting of stockholders and include in such report whether the committee recommended to the Board of Directors that the audited financial statements be included in that year's Annual Report on Form 10-K.

A-2

FOLD AND DETACH HERE

... ..........................

PROXY

This Proxy is solicited on behalf of the Board of Directors
Triumph Group, Inc.

        The undersigned hereby appoints Richard C. Ill and John R. Bartholdson as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Triumph Group, Inc. standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on July 21, 2003 or any adjournments thereof.

If no direction is made with respect to the election of directors or if you vote "FOR" the election of the nominees as directors, the proxies will allocate votes in their discretion among the nominees, unless otherwise specified.	Please mark your votes as indicated in this example ☒

The Board recommends a vote "FOR" the following directors:

Nominees: Richard C. Ill, John R. Bartholdson, Richard C. Gozon, Claude F. Kronk, Joseph M. Silvestri, William O. Albertini and George Simpson.

To distribute your votes on a cumulative basis, write below the name(s) of the nominee(s) you wish to vote for and the number of votes you wish to cast for each.

1.
ELECTION AS DIRECTORS
FOR all nominees listed to the right (except for those nominees I have crossed-out) ☐	WITHHOLD AUTHORITY to vote for all nominees listed to the right ☐

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

... ..........................

The Board recommends a vote "FOR" proposal 2.

2.
Ratify appointment of Ernst & Young LLP as independent auditors.

FOR ☐    AGAINST ☐        ABSTAIN ☐

Signature
Signature
Date
Note: Please Sign As Name Appears Hereon. Joint Owners Should Each Sign. When Signing As Attorney, Executor, Administrator, Trustee Or Guardian, Please Give Full Title As Such.

QuickLinks

Notice of Annual Meeting of Stockholders To Be Held on July 21, 2003
Proxy Statement For 2003 Annual Meeting of Stockholders To be held on July 21, 2003
General Information
Solicitation of Proxies
Quorum and Voting Rights
Proposal No. 1—Election of Directors
Report of Audit Committee
Executive Compensation
Summary Compensation Table
Option Grants In Last Fiscal Year
Fiscal Year End Option Values
Report of Compensation Committee on Executive Compensation
Security Ownership of Principal Stockholders and Management
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG TRIUMPH GROUP, INC., THE RUSSELL 2000 INDEX AND THE S & P AEROSPACE & DEFENSE INDEX
Proposal No. 2—Ratification of Selection of Auditors
General and Other Matters
Section 16(a) Beneficial Ownership Reporting Compliance
Stockholder Proposals—2004 Annual Meeting
Householding of Proxy Materials
Annual Report on Form 10-K
TRIUMPH GROUP, INC. AUDIT COMMITTEE CHARTER